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                                                                   EXHIBIT 10.5


                         PENNZOIL-QUAKER STATE COMPANY

                      MEDICAL EXPENSES REIMBURSEMENT PLAN


I. PURPOSES OF PLAN, DEFINITIONS AND DURATION.

         1.1 Purposes. This Medical Expenses Reimbursement Plan (the "Plan") of Pennzoil- Quaker State Company (the "Company") for selected executives is intended to attract and retain executives of outstanding competence and ability by providing financial protection against medical expenses of such executives, their spouses and dependents.

         1.2 Definitions.

                  (a) "Company" means Pennzoil-Quaker State Company or any successor.

                  (b) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or any affiliated company which is controlled by the Company by reason of a management contract and stock ownership.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Closing Date" means the date of Closing as described in the Agreement and Plan of Merger, dated as of April 14, 1998, among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and Quaker State Corporation ("Merger Agreement").

                  (e) "Employee" means any person, including an officer of the Company or any Subsidiary (whether or not he is also a director thereof), who, at the time such person is designated a Participant hereunder, is employed by the Company or any Subsidiary on a full-time basis, who is compensated for such employment by a regular salary and who, in the opinion of the Committee, is one of the officers or other key executives of the Company or any Subsidiary in a position to contribute materially to the continued growth and development and to the future financial success of the Company.

                  (f) "Participant" means an Employee who has been designated by the Committee to participate in the Plan.

                  (g) "Medical Expenses" means amounts paid for the diagnosis, cure, mitigation, treatment, or prevention of disease, and for other "medical care" as such term is defined in Section 213(e)(1) of the Internal Revenue Code of 1986, as amended.


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                  (h) "Dependent" means any person who is a "dependent" of a
         Participant within the meaning of the term "dependent" as defined in
         Section 152 of the Internal Revenue Code 1986, as amended.

                  (i) "Spouse" means the person to whom a Participant is then married and not legally separated under a decree of divorce or separate maintenance.

         1.3 Term. The effective date of the Plan is the Closing Date. The Plan shall continue until terminated by the Board as herein provided.

II. ADMINISTRATION OF THE PLAN - COMMITTEE.

         2.1 Appointment of Committee. The Plan shall be administered by the Compensation Committee or such other committee of the Board as may be designated by the Board from time to time (the "Committee").

         2.2 Committee Powers. The Committee shall be deemed to have and to be exercising all of the powers of the Board in the performance of any of the powers and duties delegated to it under the Plan, including, but without limiting the generality of the foregoing, the selection of Participants. The Committee may from time to time establish rules for the administration of the Plan which are not inconsistent with the provisions and purposes of the Plan.

         2.3 Committee Action. A majority of the members of the Committee shall constitutes a quorum for the transaction of business. All action taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee. Members of the Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         2.4 Committee Determinations Conclusive. The determination of the Committee as to any disputed question of construction or interpretation arising under the Plan shall be final, binding, and conclusive upon all persons.

III. COVERAGE OF THE PLAN.

         3.1 Persons Covered. Each person who is designated as a Participant and the Spouse and Dependents of each such Participant shall be eligible for benefits under this Plan from and after the Effective Date or such later date as may be designated as the commencement date of his coverage under this Plan.


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         3.2 Termination of Coverage. Coverage under this Plan of any
Participant, his Spouse and Dependents shall terminate upon the death, resignation or other termination of such Participant's employment with the Company.

IV. BENEFITS.

         4.1 Reimbursable Medical Expenses. The Company shall reimburse each Participant for Medical Expenses incurred by such Participant, his Spouse or any of his Dependents during the time such Participant was covered under this Plan or under the PennzEnergy Medical Expenses Reimbursement Plan (formerly, the Pennzoil Company Medical Expenses Reimbursement Plan) to the extent that such Medical Expenses are or were not otherwise paid or reimbursed by group hospitalization or other medical benefits insurance or plan or program provided by the Company or it's former parent, PennzEnergy Company (formerly Pennzoil Company). Notwithstanding the foregoing, Medical Expenses incurred prior to the Closing Date will only be reimbursed to the extent required under the Merger Agreement.

         4.2 Payment Procedure. Each Participant entitled to payments for Reimbursable Medical Expenses under this Plan shall request such payments in writing in such form as may be prescribed by the Committee and shall support such request with such invoices and other documents as may be required by the Committee. Upon receipt of satisfactory proof of payment of Reimbursable Medical Expenses of a Participant, his Spouse or a Dependent, the Company shall reimburse such Participant therefor as soon as practicable.

V. RIGHTS OF PARTICIPANTS.

         5.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                  (a) Give any Employee of the Company or a Subsidiary any right to participate in this Plan; or

                  (b) Limit in any way the right of the Company or any Subsidiary to terminate a Participant's employment with the Company or any Subsidiary at any time; or

                  (c) Give a Participant any interest in any fund or in any specific asset or assets of the Company or any Subsidiary; or

                  (d) Be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position or at any particular rate of remuneration.

         5.2 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge of any nature, and any


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attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No night or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

VI. MISCELLANEOUS.

         6.1 Amendment or Termination of the Plan. The Board may amend or terminate this Plan at any time. Any such amendment or termination shall not, however, affect any right to claim reimbursement of Medical Expenses incurred prior thereto.

         6.2 Reliance upon Information. The Board and the Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Board or the Committee in reliance upon any information supplied to them by an officer of the Company, the Company's legal counsel or by the Company's independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

         6.3 Applicable Laws. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.

                                                 PENNZOIL-QUAKER STATE COMPANY


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